UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 27, 2015

VISA INC.

(Exact name of Registrant as Specified in Its Charter)

Delaware	001-33977	26-0267673

(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

P.O. Box 8999 San Francisco, California	94128-8999
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s Telephone Number, Including Area Code: (650) 432-3200

N/A

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instructions A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.03        Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

On January 28, 2015 at its Annual Stockholders’ Meeting, the stockholders of Visa Inc. (the “Company”) approved amendments to the Company’s Fifth Amended and Restated Certificate of Incorporation, as amended (the “Certificate of Incorporation”), to, among other things, provide the Company the ability to effect a stock split in the future in a manner that would preserve the relative ownership percentages of its stockholders. To effect the amendments, on the same day, the Company filed a certificate of amendment (the “Certificate of Amendment”) to the Certificate of Incorporation with the Secretary of State of the State of Delaware and subsequently filed a restatement of the Certificate of Incorporation with the Secretary of State of the State of Delaware (the “Restated Certificate of Incorporation”).

On February 27, 2015, the Company filed with the Secretary of State of the State of Delaware a certificate of correction (the “Certificate of Correction”) of its Restated Certificate of Incorporation correcting the inadvertent omission of a reference to the applicable conversion rate in Section 4.11 of Article IV thereof. The Certificate of Correction became effective upon filing.

A copy of the Certificate of Correction, as filed with the Secretary of State of the State of Delaware on February 27, 2015, is attached as Exhibit 3.1 to this Current Report on Form 8-K and is incorporated herein by reference.

Item 9.01        Financial Statements and Exhibits.

(d)  Exhibits

3.1        Certificate of Correction of the Certificate of Incorporation of Visa Inc.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: February 27, 2015

VISA INC.

By:	/s/ Charles W. Scharf
Charles W. Scharf
Chief Executive Officer

EXHIBIT INDEX

Exhibit Number	Description

3.1	Certificate of Correction of the Certificate of Incorporation of Visa Inc.